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                                                                     EXHIBIT 4.4

                                TRUST AGREEMENT

     This TRUST AGREEMENT, dated as of August 30, 2001 (this "Trust Agreement"), among ABC BANCORP, a Georgia corporation (the "Depositor"), WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee, and KENNETH J. HUNNICUTT, MARK D. THOMAS and W. EDWIN LANE, JR., each an individual, as trustees (each of such trustees in (ii) and (iii) a "Trustee" and collectively, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

     1. The trust created hereby (the "Trust") shall be known as "ABC Bancorp Capital Trust I" in which name the Trustees, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document, and any amendments and modifications hereto, constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, (i) a Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and
(ii) the Depositor shall take or cause to be taken any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, a Trustee is authorized to take all actions that it is directed to take by the Depositor which the Depositor deems necessary, convenient or incidental to effect the transactions contemplated herein. The Trustees shall not have any duty or obligation under or in connection with this Trust Agreement or any document contemplated hereby, except as expressly provided by the terms of this Trust Agreement, and no implied duties or obligations shall be read into this Trust Agreement against the Trustees. The right of a Trustee to perform any discretionary act enumerated herein shall not be construed as a duty.

     4. The Depositor, as the sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust,
(a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to
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the 1933 Act Registration Statement, relating to the registration under the
Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended;
(ii) to prepare and file with the American Stock Exchange, Inc. or another national stock exchange or self-regulatory organization (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any Exchange; (iii) to prepare, file, execute and deliver on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to negotiate, execute and deliver on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement; (v) to prepare, execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust; and (vi) to prepare, execute and deliver on behalf of the Trust any and all documents, certificates, papers, instruments and other writings as it deems desirable in connection with any of the foregoing. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its, his or her capacity as a Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wilmington Trust Company, in its capacity as a Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws. In connection with the filings referred to above, the Depositor and Kenneth J. Hunnicutt, Mark D. Thomas and W. Edwin Lane, Jr., each as Trustees and not in their individual capacities, hereby constitutes and appoints Kenneth J. Hunnicutt and Mark D. Thomas, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustees' name, place and stead, in any and all capacities, to execute and deliver any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the Exchange and administrators of the state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

     5.   This Trust Agreement may be executed in one or more counterparts.

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     6.   The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty (30) days' prior notice to the Depositor.

     7. (a) Each Trustee and its officers, directors, agents and servants (each a "Fiduciary Indemnified Person") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Trust Securities (the Trust, the Depositor and any holder of the Trust Securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Person reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Person by this Trust Agreement or by law, except that the foregoing limitation shall not limit the liability, if any, that a Fiduciary Indemnified Person may have to a Covered Person for any such loss, damage or claim to the extent incurred by reason of such Fiduciary Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) A Fiduciary Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Person reasonably believes are within such other person's professional or expert competence and who, if selected by such Fiduciary Indemnified Person, has been selected with reasonable care, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

          (c) The Depositor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person, and any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Fiduciary Indemnified Person and arising from or relating to the creation, operation or termination of the Trust, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim to the extent incurred as a result of such Fiduciary Indemnified Person's negligence or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Depositor of an

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     undertaking by or on behalf of such Fiduciary Indemnified Person to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in this subsection.

          (d) The provisions of Section 7 shall survive the termination of this Trust Agreement and the resignation or removal of any and all Trustees that are Fiduciary Indemnified Persons.

     8. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

                            [Signatures Next Page]

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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                              ABC BANCORP,
                              as Depositor

                              By:  /s/ Kenneth J. Hunnicutt
                                 -----------------------------------------
                              Name:  Kenneth J. Hunnicutt
                              Title:  Chairman and Chief Executive Officer

                              WILMINGTON TRUST COMPANY,
                              as Trustee

                              By:  /s/ Kathleen A. Pedelini
                                 -----------------------------------------
                              Name:  Kathleen A. Pedelini
                              Title:  Administrative Account Manager

                               /s/ Kenneth J. Hunnicutt
                              --------------------------------------------
                              KENNETH J. HUNNICUTT, as Trustee


                               /s/ Mark D. Thomas
                              --------------------------------------------
                              MARK D. THOMAS, as Trustee


                               /s/ W. Edwin Lane, Jr.
                              --------------------------------------------
                              W. EDWIN LANE, JR., as Trustee

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